EXHIBIT 10.6

                                SERVICE AGREEMENT


         This Service Agreement (the "Agreement"), effective this ___th day of October, 2000 ("Effective Date"), between RETRIEVAL DYNAMICS CORPORATION. with its principal place of business at 1819 Main Street, Suite 600, Sarasota,
Florida 34236 MO 64111 ("Client") and Phone Online, Inc., a Tennessee corporation, with a place of business at 618 S. Gay Street, Suite 200, Knoxville, TN 37902 ("Consultant"), sets forth the terms and conditions under which Consultant will provide services to Client.

         In consideration of the mutual promises contained herein, Client and Consultant agree as follows:

1. Services.

         1.1 Consultant agrees to provide services (the "Services") to Client for projects that Client and Consultant mutually agree upon (the "Project" or "Projects"). A "Work Statement" for each Project will be created substantially in the form attached hereto as Exhibit 1. Each Work Statement, when executed by an authorized representative of both parties, shall constitute a separate agreement. Each Work Statement shall incorporate all provisions herein, except for those provisions, which are specifically excluded or modified in the Work Statement. The terms and conditions of any Work Statement will govern in the event of any conflict between this Agreement and the Work Statement.

         1.2 In the event the fees for any Project are fixed, the additional terms and conditions set forth in Appendix A hereto will apply and if Services are being provided on a time and materials basis, the additional terms and provisions set forth in Appendix B will apply. In the event any Project includes software development, implementation and/or integration services, the additional terms and conditions included in Appendix C will apply. In the event any Project includes application hosting by the Consultant, the additional terms and conditions included in Appendix D will apply. In the event fees for any project include revenue sharing between the Client and the Consultant, the additional terms and conditions included in Appendix E will apply. The terms and conditions of applicable Appendices will govern in the event of any conflict between this Agreement and the applicable Appendices.

         1.3 Each Work Statement shall, to the extent applicable, contain: (i) a description of the Project and the Services to be performed; (ii) the tasks to be completed by Client and any third parties; (iii) a description of the deliverables to be produced; (iv) the schedule for completion of each deliverable or stage of a Project; (v) the fees to be paid to Consultant for such Services and a payment schedule for fixed-price Projects, and (vi) other provisions mutually agreed upon by the Client and Consultant.

         1.4 During any Project, Client may request in writing changes to the Services. Consultant shall incorporate any such changes provided that the parties execute a change order setting forth the amended scope of work, program specifications, delivery dates and the impact on the compensation to be paid to Consultant. If the parties are unable to agree on a change order, then the parties agree to complete the Project according to the original Statement of Work.

2. Term. The term of this Agreement is the later of forty-eight months from the Effective Date or through the conclusion of Services under any then-current Work Statement or Appendices (the "Initial Term"), unless earlier terminated by either party as provided herein. After the Initial Term expires, this


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Agreement  will renew  automatically  for additional  one-year  periods (each, a
"Renewal Period") unless earlier terminated by either party upon written notice at least 90 days prior to the start of the next Renewal Period.

3. Payment.

         3.1 Client will pay Consultant the fees set forth in the Work Statement for Services performed. If invoicing and payment are tied to milestone payments, a payment schedule shall be included in the Work Statement. If invoicing and payment are not tied to milestone payments, Consultant will invoice Client monthly at the rates set forth in the Work Statement. All invoices are payable within 30 days of receipt. Unless otherwise provided in the Work Statement or Appendices, fees do not include the cost of third party computer hardware, software and other materials mutually agreed by the parties to be purchased specifically for the Project covered by the applicable Work Statement, which shall be paid by Client. All amounts paid by Client to Consultant prior to the execution of this Agreement, which relate to any Project covered by this Agreement shall be credited and deducted from the amounts set forth on the related Work Statement. A monthly late fee of 0.5% will be assessed on past due balances.

         3.2 Unless specified otherwise in the Work Statement and with prior written authorization (e- mail or fax authorization) of Client, Client shall reimburse Consultant for reasonable out-of-pocket expenses, incurred by Consultant and its personnel in connection with its performance of Services, including the cost of sharing resources among Consultant's offices and travel to Client's location for training and installation. Consultant will provide Client with reasonably detailed invoices for such expenses on a monthly basis and Client agrees to pay the total amount shown as due on each invoice within 30 days after receipt thereof.

4. Cooperation and Access. Client agrees to cooperate, as set forth in each Work Statement, with Consultant to the extent necessary for Consultant to perform its Services. In addition to the activities listed on each Work Statement, Client cooperation shall include, but not be limited to, providing Consultant with all necessary equipment, material, information, assistance and access to, and use of, Client's premises, computers and equipment during normal business hours. Client shall also provide Consultant with access to Client's personnel during normal business hours, including, but not limited to, the persons listed on each Work Statement. Consultant agrees to comply at all times with the Client's applicable rules and regulations regarding safety, security, use and conduct provided Consultant has notice.

5. Confidentiality.

         5.1 As used in this Agreement, "Confidential Information" shall mean all confidential, proprietary or secret information, including components, parts, drawings, data sketches, plans, programs, specifications, techniques, processes, algorithms, inventions and other information or material, owned, possessed or used by either Consultant or Client which is designated by such party in writing "Confidential" or "Proprietary", to the other party. In addition, information which is orally or visually disclosed to the other party or which is not designated in writing as confidential, proprietary or secret at the time of disclosure but within thirty days after such disclosure the disclosing party delivers to the receiving party a written document describing such Confidential Information and referencing the place and date of such disclosure and the names of the employees of the party to whom such disclosure was made, shall constitute Confidential Information. Notwithstanding anything herein to the contrary, the terms of this Agreement, Consultant's


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methodologies, work approaches, tutorials, procedures,  techniques,  algorithms, and processes, shall constitute Consultant Confidential Information without the requirement of designating it as such either in writing or by use of a stamp or legend.

         5.2 Confidential Information shall not include any information that (i) is or becomes public through no act or omission on the part of the receiving party, (ii) is disclosed to a third party by the disclosing party without restriction on such third party, (iii) is in the receiving party's possession at or prior to the time of disclosure under this Agreement, (iv) is disclosed to the receiving party by a third party having no obligation of confidentiality with respect thereto, (v) is independently developed by the receiving party without reference to the disclosing party's Confidential Information or (vi) is released from confidential treatment by written consent of the disclosing party.

         5.3 Consultant and Client shall hold in confidence and not disclose (except on a confidential basis to its employees, agents, consultants or subcontractors who need to know in connection with the Project and who are bound by a confidentiality agreement) all Confidential Information received from the disclosing party in the same manner it holds in confidence its own Confidential Information of a similar nature and value, and shall not use any such Confidential Information except for purposes contemplated by this Agreement.

         5.4 Consultant and Client shall take appropriate action by instruction or agreement with its employees, agents, consultants and subcontractors to satisfy its obligations under this Section 5 and each shall be responsible for any breach of this Section 5 by its employees, agents, consultants or subcontractors.

         5.5 Client agrees that the Deliverables (as defined in Section 6, below) may be based on Consultant's Confidential Information and that the delivery of Services and Deliverables shall not impair Consultant's right to make, prepare, create, procure or market products or services now or in the future.

6. Intellectual Property Rights.

6.1      The following terms shall have the meanings indicated below:

(a) "Client Materials" means materials that are created by Consultant specifically and uniquely for Client and contained in the final work product delivered to Client under a Work Statement, including: (i) software, software designs, code, data and technical components (the "Client Technical Materials") and (ii) creative designs, images, artwork and text (the "Client Artistic Materials").

(b) "Consultant Materials" means software, routines, software designs, user-interface conventions, interfaces to third party products, user-interface design patterns, and other development and design tools (and all enhancements and derivatives thereto) which Consultant (i) developed prior to the execution of the applicable Work Statement or (ii) develops during the course of a Work Statement but which are developed either at Consultant's cost or which are not uniquely applicable to the particular specifications, characteristics or functions of the Client Materials, such as generic log-in screens or elements of code that enable the manipulation or animation of the Client Artistic Materials. Due to the limited display capabilities of the wireless devices, the Consultant retains ownership and right to use "core" user interface display


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techniques and navigation controls.

(c) "Deliverables" or "Application" means, collectively, the Client Materials and the Consultant Materials.

         6.2 When the Consultant has completed the final work product and the Client has paid for the Services pursuant to the Work Statement, Consultant agrees that, unless otherwise set forth herein or on a Work Statement, the Client Materials shall constitute "works made for hire" for Client within the meaning of the Copyright Act of 1976, as amended, and shall be the exclusive property of Client. In consideration of and effective upon Consultant's receipt of all payments required hereunder and under the applicable Work Statement, and subject to the other terms and conditions of this Agreement, Consultant hereby assigns to Client all intellectual property rights in the Client Materials to Client. Upon Client's request and at the Client's expense, Consultant agrees to execute any instruments and do all things reasonably necessary by Client in order to further secure Client's ownership rights in the Client Materials.

         6.3 Client acknowledges and agrees that Consultant retains all right, title and interest in the Consultant Materials. In consideration of and effective upon Consultant's receipt of all payments required hereunder and under the applicable Work Statement and Appendices, and subject to the other terms and conditions of this Agreement and Appendices, Consultant hereby grants to Client a non-exclusive, non- transferable, royalty-free, perpetual license to use, copy, operate, and process the Consultant Materials solely for use in connection with the Client Materials. Client shall limit use of and access to the Consultant Materials to such of Client's employees as are directly involved in the utilization of the Deliverables throughout Client's business.

         6.4 Notwithstanding anything in this Agreement to the contrary, Consultant shall be free to use for any purpose any information in intangible form, which may be retained by persons performing the Services such as ideas, concepts, know-how, techniques.

7. Indemnification.

         7.1 In the event any action is brought against Client based on a claim that the Deliverables infringe any valid United States patent, copyright or trade secret of a third party, Consultant shall indemnify, defend and hold harmless Client and its officers, director and employees against such action at Consultant's expense and pay all claims and expenses (including reasonable attorneys' fees) and damages finally awarded in such action or settlement which are attributable to such claim, provided that (i) Consultant is notified promptly in writing of such action; (ii) Consultant shall have sole control of the defense of any such action and all negotiations for its settlement or compromise; and (iii) Client shall cooperate reasonably with Consultant, at Client's expense, in the defense, settlement or compromise of any such action. In the event that a final injunction is obtained against Client's use of the Deliverables, or if Consultant reasonably believes that Client's use of the Deliverables could be so enjoined, or if in Consultant's opinion any Deliverable is likely to become the subject of a successful claim of such infringement, Consultant shall, at its option and expense, (i) procure for Client the right to continue using the Deliverables as provided in this Agreement, (ii) replace or modify the Deliverables so that they become non-infringing (so long as the functionality of the Deliverables is essentially unchanged) or, in the event neither of the previous two options are commercially feasible for Consultant,
(iii) terminate the applicable Work Statement and the rights


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granted  thereunder  and refund to Client the amount paid to Consultant  for the
Deliverables less an amount for depreciation determined on a straight-line five-year depreciation basis.

         7.2 Notwithstanding the foregoing, Consultant shall not have any liability to Client under this Section 7 to the extent that any infringement or claim thereof is based upon (i) the combination, operation or use of a Deliverable in combination with equipment or software not supplied by Consultant hereunder where the Deliverable would not itself be infringing, (ii) compliance with designs, specifications or instructions provided by Client, (iii) use of a Deliverable in an application or environment for which it was not designed or not contemplated under this Agreement, or (iv) modifications of a Deliverable by anyone other than Consultant where the unmodified version of the Deliverable would not be infringing.

         7.3 If notified promptly in writing, Client shall indemnify, defend and hold harmless Consultant against any expense, judgment or loss (including reasonable attorneys' fees) arising from (a) infringement or alleged infringement of any valid United States patent, copyright, trademark, trade secret or other proprietary rights as a result of Consultant's compliance with Client's designs, specifications or instructions, (b) Client's failure to obtain all necessary releases, licenses, permits and other authorizations to use content included in the Deliverables, or (c) any breaches of security or delays in data transmissions resulting from or relating to the Deliverable. Client shall have sole control of the defense of any such action and all negotiations for its settlement or compromise. Consultant shall cooperate reasonably with Client, at Consultant's expense, in the defense, settlement or compromise of any such action.

         7.4 THE FOREGOING INDEMNIFICATION PROVISIONS STATE THE ENTIRE LIABILITY OF CONSULTANT AND THE EXCLUSIVE REMEDY OF CLIENT WITH RESPECT TO INFRINGEMENT OR ALLEGED INFRINGEMENT OF PATENTS, COPYRIGHTS, TRADEMARKS, TRADE SECRETS AND OTHER INTELLECTUAL OR PROPRIETARY RIGHTS BY THE DELIVERABLES OR THEIR USE.

8. Warranties.

         8.1 Consultant warrants that the Services performed under this Agreement and all Work Statements will be performed in a professional and workmanlike manner and has the required skills and experience to perform the Services set forth in this Agreement.

         8.2 Consultant agrees to fix any deficiencies in any Deliverable which is a software program during the period following the Live Date for such Deliverable (as defined on Appendix C hereto) that is set forth on the related Work Statement (the "Warranty Period"), using the process and definitions included on Appendix C. With respect to any Deliverable that is a software program, Consultant shall have no obligation to make corrections, repairs or replacements to such Deliverable which result, in whole or in part, from (i) errors that relate solely to the third party software which forms a part of a Deliverable, (ii) catastrophe, fault or negligence of Client, (iii) improper or unauthorized use of the Deliverable, (iv) use of the Deliverable in a manner for which it was not designed, including, without limitation, use of the Deliverable in connection with computer hardware other than as specified in the related Work Statement, (v) modifications of the Deliverable by anyone other than Consultant or its employees or agents, or (vi) causes external to the Deliverable such as, but not limited to, power failure or electric power surges.



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         8.3 "Year 2000 Compliant"  means that: (A) date data from at least 1900 through 2101 will process without error or interruption in any level of computer software developed by Consultant, including but not limited to, microcode, firmware, system and application programs, files, databases and computer services; (B) there will be no loss of any functionality of the Deliverables with respect to the introduction, processing or output of records containing dates falling on or after January 1, 2000; (C) the design of the Deliverables shall accommodate, at a minimum, all of the following: (1) date data century recognition, (2) calculations which accommodate same- and multi-century formulas and date values, (3) input/output values that reflect the century, and (4) correct processing of leap year dates (of which the year 2000 is one); (D) Deliverables delivered by Consultant will perform all date-related operations accurately without human intervention, other than date data entry that is part of the normal functions of the Deliverables; and (E) the Deliverables will respond to two-digit date input in a way that resolves any ambiguity as to century in a disclosed, defined and predetermined manner. In the event the Deliverables include the delivery of software or code by Consultant, Consultant further warrants that such Deliverables will be Year 2000 Compliant provided that (i) all products (for example, hardware, software and firmware) used with the Deliverables properly exchange accurate date data with the Deliverables and are Year 2000 Compliant, (ii) all development tools used by Consultant are Year 2000 Compliant, (iii) the Deliverables are used in accordance with their associated documentation, and (iv) Client has installed and is using the most current version (including without limitation any fixes, patches, interim releases and updates) of the Deliverables at the time noncompliance with the warranty is reported. Consultant makes no warranties or representations with respect to software or documentation furnished by any third party.

         8.4 UNLESS OTHERWISE INCLUDED IN A WORK STATEMENT, THE FOREGOING WARRANTIES ARE IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION, THOSE CONCERNING MERCHANTABILITY, TITLE OR FITNESS FOR A PARTICULAR PURPOSE AND NO REPRESENTATION OR STATEMENT NOT EXPRESSLY CONTAINED IN THIS AGREEMENT AND ANY WORK STATEMENT WILL BE BINDING ON CONSULTANT AS A WARRANTY. IN THE CASE OF BREACH OF THE FOREGOING WARRANTIES BY CONSULTANT, CLIENT WILL OUTLINE WITH PARTICULARITY THE DEFECTS IN THE DELIVERABLES OR SERVICES AND CONSULTANT WILL COOPERATE WITH CLIENT AND CORRECT THE DEFECTS WITHIN A TIME PERIOD REASONABLY ACCEPTABLE TO CLIENT.

9. Acceptance. "Acceptance" shall mean that a Deliverable substantially conforms to the specifications and meets any other acceptance criteria set forth in the applicable Work Statement. Any Deliverable needing acceptance from Client will be deemed accepted if Client does not respond within ten (10) days after delivery or any period specified in the related Work Statement, whichever is longer, or if Client uses the deliverable for commercial purposes prior to completing its formal acceptance procedure.

10. Limitation of Liability. IN NO CASE SHALL EITHER PARTY'S MAXIMUM LIABILITY ARISING OUT OF THIS AGREEMENT, WHETHER BASED UPON WARRANTY, CONTRACT, NEGLIGENCE, STRICT LIABILITY OR OTHERWISE, EXCEED IN THE AGGREGATE, FOR CONSULTANT, THE ACTUAL PAYMENTS RECEIVED BY CONSULTANT UNDER THE WORK STATEMENT TO WHICH THE CLAIM RELATES AND, FOR CLIENT, THE AMOUNTS REQUIRED TO BE PAID
UNDER SUCH WORK STATEMENT. IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR: (i) INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, INCLUDING, BUT NOT LIMITED TO, LOSS OF PROFITS, LOSS OF OPPORTUNITIES, LOSS OF


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DATA,  OR  LOSS  OF USE  DAMAGES,  ARISING  OUT OF THIS  AGREEMENT  OR ANY  WORK
STATEMENT, EVEN IF THE PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, OR (ii) DAMAGES RELATING TO ANY CLAIM THAT AROSE MORE THAN ONE (1) YEAR PRIOR TO THE INSTITUTION OF SUIT THEREON.

11. Publicity. Consultant may include Client's name and logo on its customer lists and summarize generally the nature of any work being performed hereunder, subject to Consultant's confidentiality obligations under Section 5. Client shall develop marketing materials for the Deliverables and incorporate Consultant's name and logo on such materials. Client shall market the Deliverables on its web site and indicate that it is "powered by PhoneOnline's BlueMoona engine."

12. Non-Solicitation. During the period of performance of Services by Consultant hereunder and for 12 months thereafter, Client and Consultant each agree not to solicit or induce any employee of the other to terminate his or her employment with the other or to hire any employee of the other without the prior written approval of the employing company.

13. Termination.

        13.1 This Agreement and all rights granted thereunder may be terminated by the non- defaulting party, effective upon delivery of written notice to the other party (the "Defaulting Party"), in the event of a material breach by the Defaulting Party of any of its material obligations under such Work Statement and failure by the Defaulting Party to remedy such breach within thirty (30) days (or ten (10) days in the event of non-payment by Client) after written notice of such breach is provided to the Defaulting Party. In the event of such termination, neither party shall be relieved of any of its obligations incurred prior to such termination. Upon termination of any Work Statement pursuant to this subsection, Client shall promptly return to Consultant (or, at Consultant's option, destroy and certify in writing to Consultant that it has destroyed) the original and all copies of any Deliverables including source code, archival copies, compilations, translations, partial copies, updates and modifications, if any, and shall delete all copies of such Deliverables.

         13.2 This Agreement may be terminated, by the non-offending party, effective immediately and without notice, in the event of (i) the dissolution, termination of existence, liquidation or insolvency of the other party, (ii) the appointment of a custodian or receiver for the other party, (iii) the institution by or against the other party of any proceeding under the United States Bankruptcy Code or any other foreign, federal or state bankruptcy, receivership, insolvency or other similar law affecting the rights of creditors generally, or (iv) the making by the other party of a composition of, or any assignment or trust mortgage for the benefit of, creditors.

         13.3  Sections  3, 5, 6, 7, 8, 10,  11,  12, 13 and 14 and any  accrued rights to payment and remedies for breach of this Agreement shall survive, in accordance with their terms, the completion of Consultant's Services hereunder and the expiration or termination of this Agreement or any Work Statement.

14. Remedies. A breach of any obligations set forth in Sections 5, 6 and 12 will irreparably harm either party and substantially diminish the value of each party's proprietary rights in the Deliverables or its Confidential Information. Therefore, Client and Consultant agree that if either party breaches any of its


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obligations,  the other  party  shall,  without  limiting  its  other  rights or remedies,  be  entitled  to  equitable  relief  (including,  but not limited to,
injunctive   relief)  to  enforce  its  rights,   including  without  limitation
protection of its proprietary rights. The parties agree that a party need not invoke the procedures set forth on Appendix F attached hereto in order to seek injunctive or declaratory relief.

15. Force Majeure. In the event that either party is prevented from performing, or is unable to perform, any of its obligations under this Agreement due to any act of God, fire, casualty, flood, war, strike, lock out, failure of public utilities, injunction or any act, exercise, assertion or requirement of any governmental authority, epidemic, destruction of production facilities, insurrection, inability to obtain labor, materials, equipment, transportation or energy sufficient to meet needs, or any other cause beyond the reasonable control of the party invoking this provision ("Force Majeure Event"), and if such party has used reasonable efforts to avoid such occurrence and minimize its duration and has given prompt written notice to the other party, then the affected party's failure to perform shall be excused and the time for performance shall be extended for the period of delay or inability to perform due to such occurrence.

16. Taxes. The fees and other amounts payable pursuant to this Agreement are exclusive of, and Client shall pay, all federal, state, local, municipal or other sales, use, transfer, excise, property and other taxes and duties imposed with respect to the delivery of the Services or any Deliverable and their supplying to Client, except for taxes based on Consultant's net income. Client shall obtain and provide to Consultant any certificate of exemption or similar document required to exempt any transaction under this Agreement from sales tax, use tax or other tax liability.

17. Notices. Any notice or communication required or permitted under this Agreement or any Work Statement shall be in writing and shall be deemed received
(i) on the date personally delivered, (ii) the next day after sending if sent by telegram, telex, telecopier, mailgram, Federal Express or any other next-day carrier service, or (iii) the third day after mailing via first-class mail, postage prepaid, to a party at the address specified below or such other address as either party may from time to time designate to the other:



Service Agreement
Retrieval Dynamics Corp.
Copyright 2000, All rights reserved Phone Online, Inc.
                                                                           8

To Consultant:                              To Client:

Phone Online, Inc.                          Retrieval Dynamics Corporation.
618 S. Gay Street, Suite 200                1819 Main Street, Suite 600
Knoxville, TN  37902                        Sarasota, FL 34236

Attention:  Bob Leo                         Attention:   Sharon Ballgae
   Dir. of Professional Servicies              Chief Technology Officer

With a copy to:

         Phone Online, Inc.
         618 S. Gay Street, Suite 200
         Knoxville, TN  37902
         Attention:  Patrick Conley                  Attention:
                    General Counsel

18. Disputes. Other than as provided in Section 14, any dispute or claim arising out of or relating to this Agreement or any Work Statement shall be resolved in accordance with the Dispute Resolution Process set forth on Appendix F.

19. Miscellaneous.

         19.1 This Agreement and its Appendices and Work Statements constitute the entire agreement between Consultant and Client with respect to the subject matter hereof and supersede all prior agreements, promises, understandings and negotiations, whether written or oral, regarding the subject matter hereof, including any terms and conditions included on Client's purchase orders. This Agreement and any Work Statement cannot be amended unless in writing and signed by duly authorized representatives of each party.

         19.2 In the event that any provision of this Agreement, Appendices or Work Statement is held by a court of competent jurisdiction to be unenforceable, the validity of the remaining provisions shall not be affected, and the rights and obligations of the parties shall be construed and enforced as if the Agreement, Appendices or such Work Statement did not contain the particular provisions held to be unenforceable and the unenforceable provisions shall be replaced by mutually acceptable provisions which, being valid, legal and enforceable, come closest to the intention of the parties underlying the invalid or unenforceable provision.

         19.3 Neither this Agreement, Appendices, or any Work Statement or any rights or licenses granted hereunder may be assigned, delegated or subcontracted by any party without the written consent of the other party, except that (i) a party may assign and transfer this Agreement and any Work Statement and its rights and obligations hereunder and thereunder to any third party which succeeds to substantially all of its business and assets or assign or transfer any rights to receive payments hereunder, and (ii) Consultant may subcontract


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Retrieval Dynamics Corp.
Copyright 2000, All rights reserved Phone Online, Inc.
                                                                               9

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its  obligations  hereunder to any  wholly-owned  subsidiaries  of Consultant or third party service providers, provided that Consultant remains primarily liable to Client hereunder.

         19.4 This Agreement shall be interpreted and enforced in accordance with the laws the state of Tennessee without regard to the conflict of laws provisions thereof.

         19.5 The parties are independent contractors. Nothing herein shall be deemed to constitute either party as the representative, agent, partner or joint venture of the other.

         19.6 Each party has full power and authority to enter into and perform this Agreement and the person signing this Agreement on behalf of each party hereto has been properly authorized and empowered to enter into this Agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement under seal as of the day and year indicated above.

                    PHONE ONLINE, INC.


                    By: /s/ Patrick Conely
                    Print Name: Patrick Conely
                    Title: Vice Pres.


                    RETRIEVAL DYNAMICS CORPORATION

                    By: /s/ Sharon Ballgae
                    Print Name: Sharon Ballgae
                    Title: Chief Technology Officer




Service Agreement
Retrieval Dynamics Corp.
Copyright 2000, All rights reserved Phone Online, Inc.
                                                                              10

APPENDICES & EXHIBITS



  Appendix A - - Additional Terms and Conditions for Fixed Price Projects

  Appendix B - - Additional Terms and Conditions for Time & Material Projects

  Appendix C - - Additional Terms and Conditions for Software Development,
              Integration or Implementation Services

  Appendix D - - Additional Terms and Conditions for Hosting Services

  Appendix E - - Additional Terms and Conditions for Revenue Sharing Models

  Appendix F - - Dispute Resolution Process

  Appendix G - - Phone Online License Agreement

  Exhibit 1 - - Form of Work Statement








Service Agreement
Retrieval Dynamics Corp.
Copyright 2000, All rights reserved Phone Online, Inc.
                                                                             11

APPENDIX A


Additional Terms and Conditions for Fixed Price Work Statements

1. Extensions.

         1.1 Consultant agrees that the Project is to be completed in accordance with the Work Schedule included on the applicable Work Statement. If, however, a Project is extended due to any act by Consultant, Client will not be charged for such extension and Consultant will absorb the cost of the resources required during such extension and Consultant will attempt to rectify the situation that is causing the extension as soon as possible.

         1.2 In the event Consultant's performance under any Work Statement is delayed because of any act or omission of Client or any third parties hired by the Client to work on a Project (including, without limitation, Client's failure to meet delivery dates of required Client assistance listed in a Work Statement, to deliver any material to be provided by the Client when and as required, or to perform any of its covenants or obligations thereunder, whether or not caused by a Force Majeure Event), then for each day of extension caused by such delay, Consultant shall be entitled to a one-day extension of the delivery dates set forth in the Work Statement for Consultant's performance.

         1.3 In addition, Client shall reimburse Consultant for any fees and expenses incurred by Consultant as a result of such delay if the delay causes Consultant to extend its Services past the final delivery date set forth in the Work Statement or requires Consultant to add additional personnel to its team in order to meet the dates set forth on the related Work Statement. If the delay, hindrance or interference is caused by a Force Majeure Event affecting Client then such fees will be reduced by 50%. During the then applicable Work Statement Consultant will notify Client in writing at the time the Consultant becomes aware that Services will be extended beyond the final delivery date or that additional personnel will be added to the team in order to meet the date set forth in the Work Statement due to Client which would result in increased fees and expenses. The Consultant and Client will work together to mitigate increases in fees and expenses.

         1.4 Notwithstanding the foregoing, if Client's resources or personnel on any Project change significantly from the design phase to the development phase or during the development phase, and Consultant reasonably believes that such changes will result in an increase cost to Consultant or cause Consultant to miss a Project milestone, Consultant shall notify Client immediately and use good faith efforts to accurately estimate its additional costs and project timeline impact that would be caused by such change in the Client resources. Client will notify Consultant within 10 days whether Client will proceed with its proposed change in resources and accept the new cost and project timeline, or will adjust its resources accordingly and continue with the original cost and project timeline.



Service Agreement
Retrieval Dynamics Corp.
Copyright 2000, All rights reserved Phone Online, Inc.
                                                                            12

APPENDIX B


Additional Terms and Conditions for Time & Material Projects

1.Price. The fees and expenses included on this Work Statement are estimates only. The final fees and expenses will be set forth on Consultant's final invoice to Client. If Consultant reasonably anticipates the aggregate fees and expenses to exceed the original estimate by more than 10%, then Consultant shall seek the Client's approval and Consultant shall have the right to suspend work without liability and with a day- for-day extension of any subsequent deadlines until the Client shall have provided such approval or agreed upon a reduction in scope of Services.

2.Records. Consultant will maintain complete and accurate records of the work performed hereunder, the amounts invoiced and time worked. Such records will be in accordance with standard accounting practices and will include time logs. Client will have the right to inspect and audit Consultant's records at Consultant's place of business during normal business hours at a mutually acceptable time during each Project and for a period of one year thereafter. Client agrees to give Consultant at least 30 days prior written notice of its intent to inspect Consultant's records. Client may not exercise this inspection right more than two times each calendar year.






Service Agreement
Retrieval Dynamics Corp.
Copyright 2000, All rights reserved Phone Online, Inc.
                                                                              13

APPENDIX C


Additional Terms and Conditions for Software Development, Implementation or Integration Projects

Deficiency Resolution and Correction Process

During the development phase of a Project (i.e., prior to the start of the pilot testing), problems with the Deliverable will be managed using Consultant's Decision Design process whereby technical change requests (TCRs) identified by either Consultant or Client will be stored in a database and monitored using a tracker tool to manage their progress towards resolution. During the development phase, Consultant's Project Manager and Client Project Manager will need to review the status and priorities of each TCR and Consultant shall be responsible for establishing priorities between TCR's consistent with the Work Schedule. TCRs will be assigned a priority level as follows:

* Critical: The application cannot provide the core functionality unless the TCR is resolved.

* High: A major function of the application produces the wrong result and there is no acceptable work around.

* Medium: The application is operable and a work around exists to correct the TCR.

* Low: The TCR does not effect the functionality of the system, only minor, cosmetic changes are required.

         "Live" or "Launch" date - The point in time when all Critical and High TCRs have been corrected, and a plan and timetable have been agreed upon between Consultant and Client to correct the remaining deficiencies, if any.



Service Agreement
Retrieval Dynamics Corp.
Copyright 2000, All rights reserved Phone Online, Inc.
                                                                              14

APPENDIX D

                                     HOSTING
                                    AGREEMENT

Additional Terms and Conditions for Hosting Services

Upon completion of the Project, Consultant will provide Hosting Services of the Application for the Client. The Initial Term of the Hosting Services will be for a period of two months from the date of Project Completion ("Initial Term"). The Initial Term will automatically extended for additional one month terms ("Renewals") until one party provides the other party sixty days prior written notice of termination of hosting by Consultant.

The fees for Hosting Services are as follows:

Up to 1 Mbps               $ 4,750.00 per month

Bandwidth for a particular month is based on the average monthly usage for that month. Average monthly usage will be determined by measuring bandwidth usage at mutually agreeable predetermined times during each day of the month and averaging that usage for the month. The Consultant will supply a bandwidth usage report to Client with each invoice.

In the event Client exceeds 1Mbps bandwidth Consultant shall bill Client for incremental bandwidth usage at its normal rates.

The Hosting Service fees will be prorated for any partial month of Hosting Service. Fees shall be paid by Client net thirty days from receipt of invoice. Included in the fees is: hosting of the QXPrint web site, middle tier software application, wireless solution server, firewall, managed services, cabinet with power and phone jack, BlueMoon license and support and maintenance of the Application and BlueMoon software while Consultant is hosting. Client will be responsible for server hardware and the following software: SQL Server 7.0, ASP Mail 4.0, and any other software required to host the Application. Support and maintenance of the Application provides software fixes for identified bugs within the Application and is included in the Hosting Service fee. Support and maintenance of BlueMoon provides software fixes for identified bugs and upgrades to BlueMoon. With thirty-day prior written consent, the Client may visit the Hosting Facility. Otherwise access to the Hosting Facility is restricted.

The Consultant will provide 99%+ uptime ("Uptime Guarantee") for Hosting Services. Client will be refunded a pro-rata portion of fees for those periods of time when uptime falls below the Uptime Guarantee. With thirty-day prior written request, the Client may review uptime records. Such request may not be made more than four times per year. Consultant shall maintain uptime records for a period of twelve months after each month of Hosting Service.

Upon completion of the Initial Term and any Renewals, the Client may make alternative arrangements for hosting of the Application. At the time Consultant no longer provides hosting to the Client the Consultant shall license BlueMoon to the Client pursuant to the terms of the Phone Online License Agreement (Appendix G). The monthly price of the license shall be 60% of the last price charged for a complete month of hosting under this Hosting Agreement.


                         [signature on following page]


Service Agreement
Retrieval Dynamics Corp.
Copyright 2000, All rights reserved Phone Online, Inc.
                                                                              15

IN WITNESS WHEREOF, the parties hereto have executed this Agreement under seal as of the day and year indicated above.

Phone Online, Inc.

By: /s/ Patrick Conely
Print Name: Patrick Conely
Title: Vice Pres.

Retrieval Dynamics Corp.

By: /s/ Sharon Ballgae
Print Name: Sharon Ballgae
Title: Chief Technology Officer



Service Agreement
Retrieval Dynamics Corp.
Copyright 2000, All rights reserved Phone Online, Inc.
                                                                              16

APPENDIX E

REVENUE SHARE AGREEMENT

                                Additional Terms
                       and Conditions for Revenue Sharing


Beginning on February 1, 2001 and for a period of three years thereafter (with subsequent one-year additional renewal terms) RDC will pay Consultant, within thirty days of the end of each month, eight percent (8%) of its gross revenues generated. Gross revenue is defined as the total revenue billed or billable by RDC, including transaction fees, sublicense and license fees, monthly access fees, advertising revenue, and any other revenue earned by RDC from and through the Application. Gross revenue does not include revenue from transactions that access the Client Materials without use of the Application. RDC will provide Consultant with an accounting for each month by the 5th business day of the following month that will include the number of RDC customers, number of each type of transaction, the amount charged for each transaction, total amount billed per customer, amount and type of non-transactional revenue and total gross revenue. Example: RDC has 1,000 customers with 100 transactions each at a transaction fee of $0.50 each. Additionally, RDC has earned $50,000 in gross advertising revenue and $20,000 in other revenue for the month from the Application. The amount due to POL for that month would be $9,600.00 ((1,000*100*$.50 = $50,000 + $50,000 + $20,000 = $120,000 * 0.08 = $9,600.00).

With thirty-day prior written request, the Consultant may review Client's business records to determine that the proper Revenue Share Fee has been paid. Such requests may not be made more than four times per year. Client shall maintain such records for a period of twelve months after each Current Month.

The initial term of the Revenue Share Agreement shall be for a period of thirty-six months commencing on January 1, 2001 and expiring December 31, 2003 ("Initial Term"). By mutual written Agreement, the Revenue Share Agreement may be extended for additional twelve-month periods ("Renewals").

During the Initial Term and any Renewals the Consultant will provide support to the Client's Application in the form of fixes to identified bugs and Application modifications that fall within the initial Work Statement. Consultant will also develop one additional application at no additional charge for one non- browser based device mutually agreed upon by Client and Consultant ("Additional Application") in a time frame that is mutually agreed upon by both parties.

At the end of the Initial Term and any Renewal in consideration of and effective upon Consultant's receipt of all payments required hereunder and under any Work Statement, and subject to the other terms and conditions of this Agreement, Consultant hereby grants to Client a non-exclusive, non-transferable, royalty-free, perpetual license to use, copy, operate, and process the Consultant Materials solely for use in connection with the Client Materials. Client shall limit use of and access to the Consultant Materials to such of Client's employees as are directly involved in the utilization of the Application throughout Client's business. Continued ongoing support and maintenance of the Application will be negotiated at that time. A separate license, support and maintenance for BlueMoon [TM] will be negotiated at the end of the Initial Term and any Renewal.





Service Agreement
Retrieval Dynamics Corp.
Copyright 2000, All rights reserved Phone Online, Inc.
                                                                              17

IN WITNESS WHEREOF, the parties hereto have executed this Agreement under seal as of the day and year indicated above.

Phone Online, Inc.

By: /s/ Patrick Conely
Print Name: Patrick Conely
Title: Vice Pres.

Retrieval Dynamics Corp.

By: /s/ Sharon Ballgae
Print Name: Sharon Ballgae
Title: Chief Technology Officer








Service Agreement
Retrieval Dynamics Corp.
Copyright 2000, All rights reserved Phone Online, Inc.
                                                                              18

APPENDIX F


Dispute Resolution Process

         The following procedures shall be used to resolve any disputes, claims or controversies ("disputes") between us as provided herein. If any of these provisions are determined to be invalid or unenforceable, the remaining provisions shall remain in effect and binding on the parties to the fullest extent permitted by law.

1. Discussion; Management. The parties shall first employ the full resources of the Executive Committee to resolve all disputes expeditiously and informally. The Executive Committee shall be composed of the following representatives of the Client and Consultant:

Consultant:       Bob Leo, Director of Professional Services


Client:          Sharon Ballgae, CTO

In the event that such dispute cannot be resolved by the Executive Committee, the parties shall each involve an independent executive officer of the respective parties, each of whom shall review and discuss the dispute between them and attempt to resolve it by agreement. If such dispute cannot be resolved by the foregoing method within a reasonable period of time, the parties shall resort to the mediation procedure set forth below.

2.       Mediation

         2.1 Either party may submit a dispute to mediation by providing written notice to the other party. In the mediation process, the parties will try to resolve their differences voluntarily with the aid of an impartial mediator, who shall attempt to facilitate negotiations. The mediator shall be selected by agreement of the parties. If the parties cannot otherwise agree on a mediator, a mediator shall be designated by the American Arbitration Association or any successor organization ("AAA") at the request of a party. Any mediator so designated must be acceptable to all parties.

         2.2 The mediation shall be conducted as specified by the mediator and agreed upon by the parties. The parties agree to discuss their differences in good faith and to attempt, with the assistance of the mediator, to reach an amicable resolution of the dispute.

         2.3 The mediation shall be treated as a settlement discussion and therefore shall be confidential. The mediator may not testify for either party in any later proceeding relating to the dispute. No recording or transcript shall be made of the mediation proceedings.

         2.4 Each party shall bear its own costs in the mediation. The fees and expenses of the mediator shall be shared equally by the parties.




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Copyright 2000, All rights reserved Phone Online, Inc.
                                                                              19

 3.      Arbitration.

         3.1 If a dispute has not been resolved within 30 days after the written notice beginning the mediation process (or a longer period, if the parties agree to extend the mediation), the mediation shall terminate and the dispute shall be settled by arbitration. The arbitration shall be conducted in accordance with the Commercial Rules of the AAA ("AAA Rules"). In the event of a conflict, the provisions of this Appendix F shall control.

         3.2 The arbitration shall be conducted before a single arbitrator, regardless of the size of the dispute, to be selected as provided in the AAA Rules. Any issue concerning the extent to which any dispute is subject to arbitration, or concerning the applicability, interpretation, or enforceability of these procedures, including any contention that all or part of these procedures are invalid or unenforceable, shall be governed by the Federal Arbitration Act and resolved by the arbitrator. No potential arbitrator may serve unless he or she has agreed in writing to abide and be bound by these procedures.

         3.3 Unless provided otherwise herein, the arbitrator may not award non-monetary or equitable relief of any sort. They shall have no power to award
(a) damages inconsistent with this Agreement or (b) punitive damages or any other damages not measured by the prevailing party's actual damages, and the parties expressly waive their right to obtain such damages in arbitration or in any other forum. In no event, even if any other portion of these provisions is held to be invalid or unenforceable, shall the arbitrator have power to make an award or impose a remedy that could not be made or imposed by a court deciding the matter in the same jurisdiction.

         3.4 No discovery shall be permitted in connection with the arbitration unless it is expressly authorized by the arbitrator upon a showing of substantial need by the party seeking discovery.

         3.5 All aspects of the arbitration shall be treated as confidential. Neither the parties nor the arbitrator may disclose the existence, content or results of the arbitration, except as necessary to comply with legal or regulatory requirements. Before making any such disclosure, a party shall give written notice to all other parties and shall afford such parties a reasonable opportunity to protect their interests.

         3.6 The result of the arbitration shall bind the parties, and judgment on the arbitrator's award may be entered in any court having jurisdiction. Each party shall bear its own costs of the arbitration. The fees and expenses of the arbitrator shall be shared equally by the parties.




Service Agreement
Retrieval Dynamics Corp.
Copyright 2000, All rights reserved Phone Online, Inc.
                                                                              20

APPENDIX G

                                      Phone
                            Online License Agreement

1. Phone Online, Inc. ("Consultant") grants Retrieval Dynamics Corp. ("Client") and Client accepts from Consultant a non-exclusive, non-transferable, limited-use license to use and operate the Consultant software products listed on Attachment 1 ("Licensed Programs") solely on the Computers of Company located at the site set forth on Attachment 1 ("Client Site") solely to:

     a.   Operate  the   application   developed   by   Consultant   for  Client
          ("Application"); and
     b. Demonstrate to potential customers the use of the Licensed Programs with the Client's Application.

2.       Without the prior written consent of Consultant, Client shall not:

     o Copy in whole or in part the Licensed Programs, except for normal back-up and archive purposes;
     o Modify, reverse compile, reverse engineer or reverse assemble all or any portion of the Licensed Programs;
     o Distribute, market rent, lease, transfer, assign, or sublicense the Licensed Programs to third parties or use the Licensed Programs for the benefit of third parties, except to the extent necessary to operate the Application in the ordinary course of its business;
     o Export the Licensed Programs in violation of United States laws and regulations or other applicable laws or regulations;
     o Perform, publish or release benchmarks or other comparisons without Consultant's prior written consent;
     o Use the Licensed Programs for any development activities or any purpose other than as agreed to in this Agreement; or
     o Use the Licensed Programs to develop nor shall Company market any conversion utility or aid specific to the Licensed Programs enabling users to convert from the Licensed Programs to an alternative product.

3. Consultant shall provide upgrades, enhancements, new releases, an new versions to the Licensed Programs as they become generally available and maintenance for the Licensed Programs and for Client's Application. Increases or changes in functionality to the Client's Application are not included in this Agreement.

4. Consultant shall retain all title, copyright, patent, trademark, trade secret and other intellectual property rights in or relating to the Licensed Programs, and any related copies, partial copies, compilations, modifications, derivative works or translations thereto. Client and its employees shall keep the Licensed Programs strictly confidential and shall not disclose, permit access or otherwise distribute the Licensed Programs to anyone except its authorized employees. All rights not expressly granted in this Agreement are reserved by Consultant.

5. This Agreement shall remain in effect for one year from the date hereof and shall be renewed automatically thereafter for one year terms until terminated by either party upon written notice given not less than thirty days prior to the end of the original term or any renewed term. Upon termination or expiration, Client shall cease use of all copies of the Licensed Products, return the original and all copies of the Licensed Products to Consultant and certify to Consultant in writing that all copies have been destroyed and deleted


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Retrieval Dynamics Corp.
Copyright 2000, All rights reserved Phone Online, Inc.
                                                                              21
from any computer libraries or storage devices and are no longer used by Client.

6. The Client shall pay the Consultant an annual license fee that is determined as follows: 60% of the last full month hosting fee charged under Appendix D multiplied by twelve. The annual license fee shall be paid at the beginning of the initial term and at the beginning of any subsequent renewal terms.

7. The Licensed Programs are provided "AS IS" without warranty of any kind. Consultant disclaims all warranties, express or implied, including but not limited to, the warranties of merchantability and fitness for a particular purpose. In no event will Consultant be liable to Client or other party for any loss or indirect, or incidental, or consequential loss or damage which may arise from the use, operation, or modification of the Licensed Products.

8. Client may not assign or transfer its rights or delegate its duties under this Agreement. Any prohibited assignment shall be null and void.


PHONE ONLINE, INC.                   RETRIEVAL DYNAMICS CORP.

By: /s/ Patrick Conely                  By: /s/ Sharon Ballgae
Print Name: Patrick Conely              Print Name: Sharon Ballgae
Title: Vice Pres.                       Title: Chief Technology Officer









Service Agreement
Retrieval Dynamics Corp.
Copyright 2000, All rights reserved Phone Online, Inc.
                                                                              22

ATTACHMENT 1


Client Name and Address:

Client Site:

Client Contact:
Telephone Number:


Licensed   Product  Release  Media  Operating Serial   CPU Model
Program    Code     Number   Type   System    Number
---------- -------- -------  ------ --------- -------  ---------

BlueMoon
---------- -------- -------  ------ --------- -------  ---------






Service Agreement
Retrieval Dynamics Corp.
Copyright 2000, All rights reserved Phone Online, Inc.
                                                                              23

Exhibit 1

Form of Work Statement

This Work Statement No. ___ is entered into as of this ___ day of _________, 2000 by and between _______________ ("Client") and Phone Online, Inc. ("Consultant") and is deemed to be incorporated into that certain Service Agreement dated as of ____________, 2000 by and between Client and Consultant (the "Agreement'). Any terms used herein but not defined shall have the meaning ascribed to such term in the Agreement.


1.       Name and Description of Project:




2.       Description of Deliverables


3.       List of Assumptions

         This section defines the assumptions under which Consultant has based its fees for the services being performed under this Work Statement. Any deviation from these assumptions, similar to any deviation in scope of the Project, that effects the delivery date for the Deliverables or requires Consultant to incur additional expenses in order to deliver the Deliverables on the delivery date may be predicated upon an extension of the Project and a change in the fees and/or timeline by Consultant pursuant to Section 1.4 on Appendix A of the Agreement.

4.       Documentation to be Produced by Consultant

         Consultant will provide all technical documentation of code to be delivered to Client following the Live date for the _____________(name of software/deliverable) by Client.




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Retrieval Dynamics Corp.
Copyright 2000, All rights reserved Phone Online, Inc.
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5.       Key Personnel Assigned for Each Party

         Consultant:

         Client:

6.       Project Schedule


7.       Tasks To Be Completed By Client


8.       Warranty Period, if any.



9.       Payment Schedule (include if fixed price)

The contract price for the Services to be performed by Consultant under this Work Statement No. ___ is $_______________, which shall be paid on the following schedule:



Milestone                  Amount           Invoice
                                            Date

-------------------------  ---------------- -----------------
-------------------------  ---------------- -----------------
-------------------------  ---------------- -----------------
-------------------------  ---------------- -----------------
-------------------------  ---------------- -----------------

ALTERNATIVE 9.  Time and Material Rates (include names and rates)




All payments shall be sent to Consultant's address at:

                               Phone Online, Inc.
                               618 S. Gay St., Suite 200
                               Knoxville, TN 37902




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Retrieval Dynamics Corp.
Copyright 2000, All rights reserved Phone Online, Inc.
                                                                              25

IN WITNESS WHEREOF, the parties hereto have executed this Agreement under seal as of the day and year indicated above.

Phone Online, Inc.


By: /s/ Patrick Conely
Print Name: Patrick Conely
Title: Vice Pres.

Retrieval Dynamics Corp.

By: /s/ Sharon Ballgae
Print Name: Sharon Ballgae
Title: Chief Technology Officer








Service Agreement
Retrieval Dynamics Corp.
Copyright 2000, All rights reserved Phone Online, Inc.
                                                                              26

Work Statement Number 1

This Work Statement No. 1 is entered into as of this ___th day of October 2000 by and between Retrieval Dynamics Corp. ("Client") and Phone Online, Inc. ("Consultant") and is deemed to be incorporated into that certain Service Agreement dated as of October ___, 2000 by and between Client and Consultant (the "Agreement'). Any terms used herein but not defined shall have the meaning ascribed to such term in the Agreement.

1.       Name and Description of Project:

QXPrint 1.0 Wireless Application
QXPrint 1.0 is a complete end-to-end system that will provide the Client's users with the ability to deliver documents to potential clients and business contacts via selected delivery mechanisms. The methods initially selected for QXPrint 1.0 include email, fax, and print on demand (POD). Documents may be static in nature or merged with client specific data in order to provide a more personalized delivery mechanism. The Consultant will be responsible for development of the wireless interface component of the Application, the Middle Tier (MT) development, which provides core functionality for the Application, and for hosting the entire Application.

2.       Description of Deliverables

The Consultant will develop the wireless component containing the following Application functionality:
     *    User specific functionality
          *    Login
          *    Contact Management (Add Contact / Edit Contact)
     *    Review Personal Document List * Document Publishing/Delivery
     *    Selection of multiple documents for delivery
     *    Selection of multiple recipients for delivery
     *    Selection of delivery mechanism including:
          o    Email
          o    Fax
          o    POD Facility
     *    Cancellation of a pending transaction

The Consultant will develop the Middle Tier that provides the following core Application functionality available for use by wireless and web components:
*    Email notice to user for confirmation of transaction.
*    Transaction processing for document delivery
     o User initiated interaction components for transaction processing include:
               *    Selection of one or more documents for delivery
               *    Selection of one or more recipients
               *    Selection of delivery type
               *    Transaction initiation
o    Components that are not user initiated include:
               *    Merging each selected template with one or more contacts
               *    Sending a static document
               *    Error handling
               *    Delivery of confirmation email to user


Service Agreement
Retrieval Dynamics Corp.
Copyright 2000, All rights reserved Phone Online, Inc.
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



The  Consultant   will  prepare  a  document   package  focused  on  application
architecture, user interface, and user instructions as well as trouble shooting methods for application operation problems.

The Consultant will provide two days of training at a location specified by Client. Client shall pay for travel expenses of Consultant associated with training.

The Client will purchase the following software. The Consultant will perform installation and configuration.
*    SQL Server 7.0
*    ASPMail 4.0

The Client will purchase the following hardware. The Consultant will configure server and install all necessary software.
*    Appropriate hardware based on usage, growth, and vendor preference
*    Win2K Advanced Server Pre-installed

The Consultant will handle all setup and configuration of hosting site.


3.       List of Assumptions

         This section defines the assumptions under which Consultant has based its fees for the services being performed under this Work Statement. Any deviation from these assumptions, similar to any deviation in scope of the Project, that effects the delivery date for the Deliverables or requires Consultant to incur additional expenses in order to deliver the Deliverables on the delivery date may be predicated upon an extension of the Project and a change in the fees and/or timeline by Consultant pursuant to Section 1.4 on Appendix A of the Agreement.

*    Client will provide necessary resources to support Consultant
* Client will make technical resources available and provide accepted mechanism for requesting Print on Demand action.
* The total functionality requirements of the middle tier to be determined in workshop to be conducted by Consultant. Client will make resources and requirements available for the workshop.
* Client will provide hardware and software delivered to hosting location identified by Consultant




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Retrieval Dynamics Corp.
Copyright 2000, All rights reserved Phone Online, Inc.
                                                                              28

4.       Key Personnel Assigned for Each Party

         Consultant:
         Bob Leo           Business Director
         Jeff Given        Project Manager
         Benji Harrell     System Architect
         Joe Hitt          Consultant
         Noella Wong       Consultant

         Client:
         Sharron Ballgae   CTO
         David Rippetoe    Director of Business Technology

         Other:
         James Willaimson  MethodFactory Representative
         Mike Brady        MethodFactory Technical Representative

5.       Project Schedule

         The project schedule will be finalized during the Workshop. It will include sufficient development and testing periods for the QXPrint product to be available in a production environment by January 19, 2001.

6.       Tasks To Be Completed By Client
Additional tasks to be determined by Client and Consultant

7.       Warranty Period, if any.

8.       Payment Schedule (include if fixed price)

The contract price for the Services to be performed by Consultant under this Work Statement No. 1 is $98,000.00, which shall be paid on the following schedule:



Milestone                               Amount       Invoice
                                                     Date
Execution of Letter of Intent           $49,000.00   10/13/00
Start of Testing of Application (on or  $49,000.00
before, 2000) subject to Section 9.1
below.
--------------------------------------  ------------ ---------




Service Agreement
Retrieval Dynamics Corp.
Copyright 2000, All rights reserved Phone Online, Inc.
                                                                              29

9. Following is a list of third party hardware and software that will be paid for by Client:

The Client will purchase the following software. The Consultant will perform installation and configuration.

     *    SQL Server 7.0
     *    ASPMail 4.0
     * Other software as needed, subject to prior approval of Client. The Client will purchase the following hardware. The Consultant will configure server and install all necessary software.
     *    Appropriate hardware based on usage, growth, and vendor preference
     *    Win2K Advanced Server Pre-installed

ALTERNATIVE 9.  Time and Material Rates (include names and rates)




All payments shall be sent to Consultant's address at:

                               Phone Online, Inc.
                                Attn. Controller
                               618 S. Gay St., Suite 200
                               Knoxville, TN 37902



IN WITNESS WHEREOF, the parties hereto have executed this Agreement under seal as of the day and year indicated above.

Phone Online, Inc.


By: /s/ Patrick Conely
Print Name: Patrick Conely
Title: Vice Pres.

Retrieval Dynamics Corp.

By: /s/ Sharon Ballgae
Print Name: Sharon Ballgae
Title: Chief Technology Officer





Service Agreement
Retrieval Dynamics Corp.
Copyright 2000, All rights reserved Phone Online, Inc.
                                                                              30